AGREEMENT OF LEASE

         AGREEMENT OF LEASE, made as of this 17th day of October, 2005, between 386 PAS PARTNERS, LLC, party of the first part, hereinafter referred to as Owner, and SOBE LIFE, LLC, an Illinois limited liability company, party of the second part, hereinafter referred to as Tenant,

         WITNESSETH: Owner hereby leases to Tenant and Tenant hereby leases from Owner the portion of the 16th floor comprising 6,006 square feet, as shown in Exhibit A attached hereto, in the building known as 386 Park Avenue South in the Borough of Manhattan, City of New York,

for the term of four (4) years and two (2) months beginning on the 1st day of November, 2005 and ending on the 31st day of December, 2009, both dates inclusive (or until such term shall sooner cease and expire hereinafter provided), at a rental rate as set forth in Article 38 hereof, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment in the amount of $13,013.00 on the execution hereof. In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.
         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:

         1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:

         2. Tenant shall use and occupy the demised premises for general and executive offices consistent with a first-class office building and for no other purpose.

Tenant Alterations:
         3. Tenant shall make no changes of any nature in or to the demised premises without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this Article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanics lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article, the same shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law. All fixtures and all paneling, partitions


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railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner in Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed at the expiration or termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to, or to prevent Tenant's removal of, trade fixtures, moveable office furniture and equipment, but upon removal of any such items from the demised premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at his expense, repair and restore the demised premises to the condition existing prior to installation and repair any damage to the demised premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removed. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the demised premises by Owner, at Tenant's expense.

Maintenance and Repairs:
         4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs, caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant on arising and of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for


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which Tenant is responsible using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises.
Tenant agrees to give prompt written notice of any defective condition in the demised premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution or rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other making repairs, alterations, additions or improvements in or to any portions of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other Article of this Lease, Tenant agrees that Tenant's sole remedy of law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:
         5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:
         6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building of arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto, Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances,


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orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or the building or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters. Fire Insurance Rating Organization or other authority having jurisdiction and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this Article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease of at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner, which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of several items and charges in the fire insurance rates then applicable in said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and positions of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment to absorb and prevent vibration, noise and annoyance.

Subordinations:
         7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect this lease or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such ground or underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgages, affecting this lease or the real property of which the demised premises are a part. In confirmation of such subordination. Tenant shall execute promptly any certificate that Owner may request. Owner represents that as of the date hereof there are no ground leases affecting the real property of which the demised premises are a part.


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Property--Loss, Damage, Reimbursement, Indemnity:
         8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft of otherwise, not for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach of Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:
         9. (a) If the demised premises or any part thereof shall be damaged by fire or other casually, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter act forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the demised premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the demised premises shall have been substantially repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to renovate or rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 60 days after such fire or casualty, specifying a date for the


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expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provision in effect prior to such termination, and any rent owing shall be paid up to such date and payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant's occupancy. (d) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other causalty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in fore and collectible and to the extent permitted by law. Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasor's insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premises within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this Article shall govern and control in lieu thereof.

Eminent Domain:
         10. If the whole or any part of the demised premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of this lease, and assigns to Owner Tenant's entire interest in any such award.


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Assignment, Mortgage, Etc.:
         11. Tenant, for itself, its heirs distributes, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:
         12. Rates and conditions in respect to submetering or rent inclusion as the case may be, are to be added in the RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

         13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon reasonable notice (written or oral) to Tenant, to examine the same and to make such repairs, replacements, improvements, additions and alterations as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect or is required to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into the demised premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress not to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and, provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefore, not in any event shall the obligations of Tenant hereunder he affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:
         14. No vaults, vault space or area, whether or not enclosed or covered, not within the properly line of the building, in leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property lime of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may the permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility. Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:
         15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the Rider annexed hereto with respect to Owner's work, if any. In any event. Owner make no representation as to the condition of the demised premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:
         16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; (2) the making by Tenant of an assignment of any other arrangement for the benefit of creditors under any state statute; (3) the appointment of a receiver, trustee, custodian or similar officer for Tenant or for all or a substantial portion of Tenant's assets. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the demised premises but shall forthwith quit and surrender the demised premises. If this


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lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest to this lease.

         (h) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent and additional rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises (including the additional rent) for the same period (conclusively presuming the additional rent for each year thereof to be the same as was payable for the year immediately preceding the termination of this lease). In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such relating shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing hereto contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or nor such amount be greater, equal to, or less than the amount of the difference referred to above.


Default:
         17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted; or if any execution or attachment shall be issued against Tenant or any or Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; it this lease be rejected under Section 365 of Title 11 of the U.S. Code (Bankruptcy Code); or if Tenant shall fail to move into or take possession of the demised premises within fifteen (15) days after the commencement of the term of this lease; or if Tenant shall be in default under any other lease for space in the building, then in any one or more of such events, upon Owner serving a written five (5) days notice upon Tenant, specifying the nature of said default and upon the expiration of said five (5) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said five (5) day period, and if Tenant shall not have diligently commenced curing such default within said five (5) day period, or shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3)


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days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid, or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required, than and to any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:
         18. In case of any such default, re-entry expiration and/or dispossess by summary proceedings or otherwise, (a) the rent and additional rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may (but shall not be obligated to) re-let the demised premises or any part or parts thereof, either in the name of Owner of otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency between the rent and additional rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rent and additional rent collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises or any part thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys fees, brokerage, advertising and alteration costs and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damage shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole


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judgment considers advisable or necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let for failure to collect the rent and additional rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted of dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

         19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any Article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditure or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, presenting or defending any action or proceeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within five (5) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of much expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

                           20. Owner shall have the right at any time, upon
                  reasonable notice to Tenant, without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's employees, agents, social or business visitors, subtenants or licensees as the Owner may deem necessary for the security of the building and its occupants.

         Owner reserves the right to change the address of the building and/or to place signs above the entrances to the building at any time and from time to time. Neither this lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the building with any subway or any other building or to any public conveniences, or to any particular entrance ways to public streets, and the use of such doors, passages, concourses, plazas, entrance ways and convenience may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

No Representations by Owner:
         21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth, in the provisions of this lease Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is", except for any work which Owner has expressly agreed to perform in the demised premises pursuant to this lease, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement it is writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:
         22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, vacant, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property, including furniture, equipment and trade fixtures. Tenant's obligations to observe or performs this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

         23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the demised premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

         24. If owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding over or retention of possession of any tenant, under-tenant or occupants or if the demised premises are located in a building being constructed, because such building has been sufficiently completed to make the demised premises ready for occupancy or because of the fact that a certificate or occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the demised premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

         25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the rent and additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent and additional rent, not shall any endorsement or statement of any check or any letter accompanying any check or payment as rent or additional rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or additional rent or pursue any other remedy provided in this lease or at law or in equity. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No agent or employee of Owner or Owner's agent shall have any power to accept the keys of the demised premises prior to the termination of this lease and the delivery of keys to any such agent or employee shall not operate as a termination of this lease or a surrender of the demised premises.


Waiver to Trial by Jury:
         26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant. Tenant's use of or occupancy of the demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

Inability to Perform:
         27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply, or is delayed in applying, any service expressly or impliedly to be supplied or is unable to make, or is delayed in making, any repair, additions, alterations or decorations or is unable to supply, or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

Bills and Notices:
         28. Except as otherwise provided in this lease, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address or Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed or left at the demised premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owner:
         29. As long as Tenant is not in default under any of the covenants of this lease, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and on Saturdays from 8 a.m. to 1 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days form 8 a.m. to 6 p.m. and on Saturdays form 8 a.m. to 1 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If however, the demised premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner satisfactory to Owner and no one other than person approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises is serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant form May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling in being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expenses; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic-control elevator service and upon ten day's written notice to Tenant, proceed with alternations necessary therfor without in any wise affecting this lease or the obligation of Tenant hereunder. The same shall be done with a minimum of inconvenience to Tenant and Owner shall pursue the alteration with due diligence.

Captions:
         30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:
         31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purpose or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgage in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 29 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation-Shoring:
         32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:
         33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations attached hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Owner within ten (10) days after the giving of notice thereof. Nothing contained in this lease shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licenses.

Security:
         34. Tenant has deposited with Owner the sum of $26,026.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions, and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceeding or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of this lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of said security, and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenant that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrances, attempted assignment or attempted encumbrance.

Estoppel Certificate:
         35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner a statement certifying that this lease is unmodified and in full force and effect) or, if there have been modifications that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default. Tenant's failure to promptly deliver such certificate shall be conclusive upon
Tenant: (a) that this lease is in full force and effect, without modification except as may be represented by Owner; and (b) that there are no uncured defaults in Owner's performance and Tenant has no right of offset, counterclaim, defenses or deduction against basic rent or additional rent due hereunder or against Owner. Tenant's failure to comply with the requirements of this Article 35 shall constitute a material default under this lease.

Successors and Assigns:

         36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

                  SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF.

                           [Signature page to follow]

         IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                                       386 PAS PARTNERS, LLC
                  Witness for Owner.

                                                       By: 386 PASS, LLC,
                                                           its Sole Manager

                                                       By: 386 PAS MONDAY, LLC,
                                                           its Sole Manager

                  /s/ Chuan Wang                       By:/s/ Anthony Westreich
                  ----------------------                  ---------------------
                                                           Anthony
                                                           Sole Manager


                                                       SOBE LIFE, LLC
                  Witness for Tenant:

                  /s/ Chuan Wang                       By:/s/ Michael Jacobson
                  ---------------------                ----------------------
                                                       Name: Michael Jacobson
                                                       Title: President

                                 No. 01WA6002716
                              Qualified CHUAN WANG
                        Notary Public, State of New York
                                in Suffolk County
                        Commission Expires Feb. 17, 2006

       RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
                          ACCORDANCE WITH ARTICLE 33.

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise or equipment in a prompt and efficient manner, using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violations of this rule shall be borne by the Tenant who, or those clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building, and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt of other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason or noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior consent of Owner.

         5. No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building on the inside of the demised premises if the same is visible from the outside of the demised premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule, interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matters of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building between the hours of 6 p.m. and 8 a.m. and at all hours on Sundays, and legal holidays, all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in the case of after hours service required on weekends or on holidays.

         14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable therein and shall be done during such hours as Owner may designate.

                      RIDER ATTACHED TO AND FORMING PART OF
                       LEASE DATED OCTOBER 17 2005 BETWEEN
                       386 PAS PARTNERS, LLC, AS OWNER AND
                            SOBE LIFE, LLC, AS TENANT


                  Premises: Portion of 16th Floor (Suite 1605), comprising 6,006 rentable square feet, at 386 Park Avenue South, New York, New York.

         37. In the event that there are any discrepancies, duplications or contraindications between the provisions contained in this Rider and the printed lease form, it is understood and agreed that the provisions of this Rider shall be controlling and supersede anything similar or to the contrary contained in the printed lease form.

         38. The Tenant shall pay annual basic rent as follows:

         For the period from November 1, 2005 through October 31, 2006, One Hundred Fifty Six Thousand One Hundred Fifty Six and 00/100 ($156,156.00) Dollars per annum ($13,013.00 per month) plus electricity and additional rent as set forth herein. Anything to the contrary notwithstanding, as a concession to Tenant, provided that Tenant is not in default under any of the terms of this lease, Tenant shall not be required to pay base rent during the first six (6) months of the term of this lease. May 1, 2006 shall constitute the rent commencement date.

         For the period from November 1, 2006 through October 31, 2007, One Hundred Sixty Thousand Fifty Nine and 90/100 ($160,059.90) Dollars per annum ($13,338.33 per month) plus electricity and additional rent as set forth herein.

         For the period November 1, 2007 through October 31, 2008, One Hundred Sixty Four Thousand Sixty One and 40/100 ($164,061.40) Dollars per annum ($13,671.75 per month) plus electricity and additional rent as set forth herein.

         For the period November 1, 2008 through October 31, 2009, One Hundred Sixty Eight Thousand One Hundred Sixty Two and 93/100 ($168,162.93) Dollars per annum ($14,013.58 per month) plus electricity and additional rent as set forth herein.

         For the period November 1, 2009 through December 31, 2009, One Hundred Seventy Two Thousand Three Hundred Sixty Seven and 1/100 ($172,367.01) Dollars per annum ($14,363.92 per month) plus electricity and additional rent as set forth herein.

         Tenant shall pay such base rent, additional rent as provided in Article 39, and electricity charges are provided in Article 40 promptly when due, without notice or demand therefor without any set-off, offset, credit, abatement, or deduction of any kind whatsoever.


                                  Rider page 1

         Any apportionments or proportions of rental to be made under this lease shall be computed on the basis of a 360-day year consisting of twelve (12) months of thirty (30) days each.

         39. Tenant agrees to pay as additional rent annually during the term of this lease 3.003% of any increase in the Real Estate Taxes (as such term is hereinafter defined) above those for the fiscal year 2005/2006. Such additional rent shall be paid when the tax becomes fixed and within ten (10) days after demand therefor by the Owner and shall be collectable as additional rent. For the final year of the lease term, the Tenant shall be obligated to pay only as a pro rata share of such taxes. Tax bills (except as hereinafter provided) shall be conclusive evidence of the amount of such taxes and shall be used for the calculations of the amounts to be paid by the Tenant.

         The term "Real Estate Taxes" shall mean all the real estate taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or Local Governments against or upon the building of which the demised premises form a part and the land upon which it is erected. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Owner in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit, or other tax or payment shall be deemed to be a Real Estate Tax for the purposes hereof. If Owner should incur expenses in connection with Owner's endeavor to reduce or prevent an increase in assessed valuation, Tenant shall be obligated to pay as additional rent the amount computed by multiplying the percent set forth in the first sentence of this Section times such expenses of Owner, and such amount shall be due and payable upon demand by Owner and collectable in the same manner as annual rent and Tenant shall be entitled to a proportionate reduction, if any, in future tax bills. The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this lease.

         40. If the Owner furnishes electricity to the Tenant based on the method of including the use thereof within the rent, then and in that event, the Tenant agrees to have the rent reserved herein increased to compensate the Owner for supplying the current as an additional service as hereinafter provided. Tenant covenants and agrees that the rate used in determining the amount to be added to the base rent will be at the same service classification under which the Owner purchases electric current from the public utility corporation serving the part of the city where the building is located; however, in no event will the amount be added to the base rent be less than $3.25 per square foot. The Owner will furnish electricity to the Tenant through presently installed electrical facilities for Tenant's reasonable use of lighting, electrical appliances and equipment as the Owner may permit to be installed in the demised premises. The Tenant agrees that an electrical consultant, selected by the Owner may make a survey of the electric lighting and powerload to determine the average monthly electric current consumption in the demised premises. The findings of the consultant as to the proper rent increase based on such average monthly electric consumption shall be conclusive and binding upon the parties and the Tenant shall pay the same as additional rent, monthly on the first day of each and every month in advance of each month from the commencement of the term. If the Owner's electric rates and/or charges be increased or decreased, then the aforesaid additional rent shall be increased or decreased in the same percentage. Tenant shall make no alterations or additions to the electric equipment, and/or appliances without first obtaining written consent from the Owner in each

                                  RIDER PAGE 2

Instance. This provision is to prevent the Tenant from possible overloading of the building's electrical distribution facilities. The Owner, its agents or consultant, is given the right to make surveys from time to time in the demised premises covering the electrical equipment and fixtures, and use of current. Owner shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available for Tenant's requirements. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building or the risers or wiring installation. Any riser or risers to supply Tenant's electrical requirements upon written request of Tenant, will be installed by Owner at the sole cost and expense of Tenant, if, in Owner's sole judgment, the same are necessary and will not cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such risers Owner will also at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith subject to the aforesaid terms and conditions. The Owner reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days written notice to the Tenant, in which event, the Tenant may make application directly to the utility company servicing the building for the Tenant's entire separate supply. The Owner upon the expiration of the aforesaid (30) days written notice to the Tenant may discontinue furnishing the electric current, in which latter event, the Tenant's liability for additional rent provided for this Article shall terminate as of the date of discontinuance of the supplying of electric current but this lease shall otherwise remain in full force with effect and be otherwise unaffected.

         41. In the event that any installment of rent or additional rent is not received by Owner within ten (10) days of the due date, a late charge of four cents ($0.04) for each dollar ($1.00) of the installment so overdue may be charged by the Owner for the purpose of defraying the expense incident to handling such delinquent installments. In addition to the foregoing late charge, interest shall accrue or such overdue installment of rent or additional rent from the due date thereof until the date of payment at a rate per annum equal to the lesser of the prime rate as published in the Wall Street Journal plus four percent (4%) and the maximum legal interest rate permitted under the circumstances. Such late charge and any accrued interest shall be in addition to any reasonable counsel fees and necessary disbursement incurred by Owner in collecting said installments. In the event a check delivered to Owner for installments of rent is discharged, a reasonable service charge may be made for the handling of such check.

         42. If Owner receives from Tenant any payment ("Partial Payment") less than the sum of rent, additional rent or other charges then due and owing pursuant to the terms and conditions of this lease. Owner, in its sole discretion, may accept such Partial Payment and allocate the same in whole or in part to any rent, additional rent and/or any other charges or to any combination thereof, and the acceptance of such Partial Payment shall not be deemed a waiver of the remaining amounts due and owing.

         43. A Tenant shall obtain and keep in full force and effect during the term of this lease.

         (1) a policy of commercial general public liability insurance, including bodily injury and property damage coverage, with a broad form contractual liability endorsement or its equivalent, naming Tenant as insured and protecting Owner, Owner's employees and managing agent, and any mortgagees or lessors having an interest in the building, as additional insureds (issued on an `occurrence' basis and not a `claim made' basis) against claims for personal injury, death and/or third-party property damage occurring in or about the demised premises or the building and under which the insurer agree to waive any right of recovery such insurer may have had against Owner, Owner's employees and managing agent, and any mortgagees or lessors having an interest in the building and to indemnify, defend and hold Owner harmless from and against, among other things, all cost, expense and/or liability (including, without limitation, reasonable attorneys' fees) arising out of or based upon any and all claims, accidents, injuries and damages occurring in, on or about the demised premises (whether or not such claims, accidents, injuries and damages occurred as a result of Owner's negligence) The minimum limits of liability applicable exclusively to the demised premises shall be at least $2,000,000 combined single limit bodily injury and property damage (or in any increased amount (or in the form of an umbrella liability policy for "excess" liability coverage) required by Owner in the exercise of Owner's commercially reasonable discretion); and

         (2) insurance against loss or damage by fire and such other risks and hazards (including burglary, theft, vandalism, sprinkler leakage, water damage, explosion, breakage of glass within the demised premises and, if the demised premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of "all risk" (or special form) insurance policies, to Tenant's personal property and business equipment and fixtures (hereinafter "Tenant's Property") and, whether or not such alterations or tenant improvements had been paid for or performed by Tenant, any alterations and tenant improvements in and to the demised premises (hereinafter, "Tenant's work") for the full replacement cost value thereof (with such policy having a deductible not in excess of an amount to be determined by Owner in the exercise or owner's commercially reasonable discretion) protecting Tenant, Owner, Owner's employees and managing agent, and any mortgages or lessors having an interest in the building.

         B. At least thirty (30) days prior to the expiration or other termination of any such policies, and prior to occupancy of the demised premises, Tenant agrees to deliver to Owner evidence of payment for the polices and certificates evidencing such insurance. All such policies shall contain endorsement that (a) such insurance may not be modified or cancelled or allowed to lapse except upon thirty (30) days' written notice to Owner by certified mail, return receipt requested, containing the policy number and the names of the insured and the certificate holder, and (b) Tenant shall be solely responsible for payment of all premiums under such policies and Owner shall have no obligation for the payment thereof notwithstanding that Owner shall be named as an additional insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies as provided in this lease in the event of Tenant's default. All insurance required to be carried by Tenant pursuant to the terms of this lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York which rate, in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation), as having a general policy-holder rating of at least "A-XIII."

                                  RIDER PAGE 4

         C. The parties hereto shall procure an appropriate clause into or endorsement on, any "all risk" (or special form) or fire or extended coverage insurance covering the demised premises, the building, the, personal property, fixtures or equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to all other persons or entities occupying or using the demised premises in accordance with the terms of this lease. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provisions or consent to a waiver of right of recovery, each party shall advise the other of the amount of any such additional premiums by written notice and the other party shall pay the same or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or consent. It is expressly understood and agreed that Owner will not be obligated to carry insurance on Tenant's Property or Tenant's work or insurance against interruption of Tenant's business.

         D. Each party hereby waives all rights of recovery, claim, action, cause of action and releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this lease to the extent to which such party is insured under a policy containing a waiver of subrogation or naming the other party as an additional assured, as provided in this Article. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for the replacement, repair or restoration, as the case may be. Tenant shall advise insurers of the foregoing and such waiver shall be part of each policy maintained by Tenant which applies to the demised premises, any part of the building or Tenant's use and occupancy of any part thereof.

         44. This lease shall not be binding upon the Owner and Tenant unless and until it is executed by Owner and Tenant and delivered to each other or to their respective attorneys.

         45. Tenant represents that it has dealt with no broker in connection with this lease other than Norman Bobrow & Co., Inc. and Owner shall pay the brokerage commission due such broker pursuant to a separate agreement. Tenant shall indemnify and hold Owner harmless from and against any cost, claim or expense arising out of a breach of this representation. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this lease.

         46. Tenant hereby acknowledges and agrees that it is leasing the demised premises in its "AS IS" condition with no work to be performed or paid for by Owner, except that Owner shall at Owner's expense, (a) ensure that the HVAC unit serving the demised premises is in good working order at the commencement of the term of this lease and maintain such HVAC unit in good working order throughout the term of this lease (it being agreed that Tenant shall be

                                  RIDER PAGE 5
responsible for the costs incurred by Owner in maintaining such HVAC unit to the extent that the work is required as a result of the actions of Tenant or its agents, employees or invitees), (b) install in the demised premises new building standard carpeting which Tenant shall select from Owner's building standard carpet selection; (c) paint the demised premises in a building standard manner and in a color selected by Tenant from Owner's building standard color selection; (d) replace ceiling tiles throughout the demised premises; (e) replace the air conditioning diffuser throughout the demised premises; (f) replace any and all broken windows in the demised premises; (g) deliver a glass entrance door for the demised premises, which door shall be in working condition and wired with a buzzer; (h) move Tenant's current corridor wall signage from the 18th floor and install it in the 16th floor corridor outside of the demised premises; (i) replace plastic covers over light fixtures in the demised premises; (j) repair or replace malshaped convector covers in the demised premises; (k) replace linoleum in the pantry of the demised premises and (l) paint the existing formica cabinet covers in the demised premises.

         47. Other than Owner's work as set forth in Article 46, the Tenant shall, or its own expense, redecorate paint and renovate the demised premises as may be necessary to keep them in good appearance. The Tenant further agrees to keep the demised premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter.

         48. In any action brought to enforce the obligations of Owner under this lease, any judgment or decree shall be enforceable against Owner only to the extent of Owner's interest in the building of which the demised premises form a part and no such judgment shall be the basis of execution on, or be a lien on, assets of Owner or any assets of any party being a partner, member or stockholder in Owner, other than the interest in said building.

         49. Supplementing Article 22 of the lease, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provision of Section 2201 of the New York Civil Practice Law and Rules and of any successor law of like import then in force in connection with any holdover summary proceedings which Owner may institute to enforce the foregoing provisions of this Article 49.

         50. Should the Tenant hold over in possession after the expiration or sooner termination of this lease, such holding over shall not be deemed to extend the term or renew the lease, but such holding over thereafter shall continue upon the covenants and conditions herein set forth except that the charge for use and occupancy of the demised promises during such holding over for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of

         (a) 1/12 of the annual rent rate immediately prior to the expiration or termination of this lease, times 3, plus

         (b) 1/12 of the net increase, if any, in annual fixed rental due solely to increases in the cost of the value of electric service furnished to the demised premises in effect on the last day of the term of the lease, plus

                                  RIDER PAGE 6

         (c) 1/12 of all other items of annual additional rental which annual additional rental would have been payable pursuant to this lease had this lease not expired or terminated, plus

         (d) those other items of additional rent (not annual additional rent) which would have been payable monthly pursuant to this lease, had this lease not expired or terminated, which total sum Tenant agrees to pay to Owner promptly upon demand, in full without set off.

         In addition to the forgoing, Tenant shall indemnify and hold Owner harmless from and against any and all costs and expenses, including, without limitation, reasonable attorney's fees, loss of income and all consequential damages it may suffer or incur as a result of Tenant's holdover. The aforesaid provisions of this Article shall survive the expiration or sooner termination of this lease.

         The provisions of this Article do not exclude Owner's right of re-entry or any other right under this lease or at law or in equity, including, without limitation, all rights given at law or in equity, in the case of holdovers, to remove Tenant and anyone claiming through or under Tenant

         51. Intentionally omitted.

         52. Supplementing Article 3 (and except with respect to Owner's work set forth in Article 46), all improvements, installations, alterations, renovations, and changes to the demised premises desired by the Tenant shall be furnished by Tenant at Tenant's sole cost and expense. All such improvements, installations, alterations, renovations and changes at any time made shall be subject to the following conditions:

         (i) Plans and specifications shall be prepared by a licensed architect and/or by a licensed engineer selected and paid by Tenant for any structural alterations, and for any alterations, whether or not structural, in connection with which plans are required to be filed by law with governmental authorities. Such plans and specifications shall be submitted to Owner for approval in advance of the commencement of work.

         (ii) In performing Tenant's work in, on or upon the demised premises, Tenant covenants and agrees to use only first-class materials and to do, or cause to be done, all work in a workmanlike manner, employing contractors approved by Owner, which approval shall nor be unreasonably withheld. All such work shall be performed in compliance with the plans and specifications therefor, if any, as approved by Owner.

         (iii) Tenant covenants and agrees that all work performed in or upon the demised premises shall be in strict compliance with applicable laws, ordinances, regulations and orders of any Federal, State, County, municipal or other governmental authorities having or acquiring jurisdiction thereof. Without limiting the generality of the foregoing, Tenant covenants and agrees to procure and pay for all necessary governmental licenses and permits in advance of the performance of the work, and to procure al necessary governmental approvals and certificates including approvals of the New York Board of Fire Underwriters (or any successor organization thereto). Owner agrees to cooperate with Tenant, at Tenant's sole cost and expense, in procuring

                                  RIDER PAGE 7
the foregoing licenses, permits, and approvals and in filing the plans and specifications referred to above.

         (iv) All of the Tenant's work shall, upon completion, be inspected by a representative of Owner's fire insurer. In the event that any such work results in an increased premium, Tenant covenants and agrees to pay the amount of such increase in premium for Owner's fire and extended coverage insurance policy and any renewals thereof, as additional rent, on demand.

         (v) Tenant assumes the entire responsibility and liability, including statutory and common law liability, for any and all injuries or death of any or all persons, including Tenant's contractors and subcontractors and their respective employees, and for any and all changes to property caused by, or resulting from or arising out of any act or omission on the part of Tenant, Tenant's contractors or subcontractors or their respective employees, in the prosecution of Tenant's work, and with respect to such work, agrees to indemnify and save harmless Owner, from and against all losses and/or expenses including reasonable legal fees and actual expenses, which it may suffer or pay as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage.

         (vi) In the event that Tenant suffers or permits any mechanics or similar lien to be filed against the demised premises, the building and/or the land on which it is located, which remains for more than ten (10) days, for work performed or claimed to have been performed for Tenant, or for materials furnished or claimed to have been furnished to Tenant, in addition to all other rights and remedies Owner may have at law and under this lease, Owner shall have the right to discharge said lien by bonding, legal proceedings or otherwise, or to settle or compromise the same, and to be reimbursed by Tenant for any actual expenses incurred in connection therewith, and any interest thereon in accordance with Article 41, as additional rent payable within 10 days of demand.

         (vii) All alterations, fixtures and equipment, when installed in or on the demised premises, shall be free and clear of purchase money mortgages, chattel mortgages, conditional sales obligations and any and all other liens; provided, however, that this provision shall not prohibit Tenant from leasing equipment nor affixed to or installed as part of the demised premises

         (viii) Liability insurance in the sum of $2,000,000 and $100,000 property damage and Worker's Compensation must be carried by any contractor performing services in the demised premises and certificates of same must be transmitted to Owner prior to the commencement of any alterations. Owner, Owner's employees and managing agent, and any mortgagees or lessors having any interest in the building shall be named as additional insureds under all such liability insurances policies.

         (ix) All alterations, renovations, installations and decorations to be done by Tenant in the demised premises (including the alterations to be performed in connection with Tenant's initial occupancy of the demised premises) shall be done only by a general contractor acceptable to Owner and by subcontractors acceptable to Owner, and a supervisor is required to be at the demised premises at all times while such work is being performed.


                                  RIDER PAGE 8

         53. Tenant, at its sole cost and expense, shall procure and maintain any and all license or licenses, permit or permits, required from any source whatsoever for the operation and/or maintenance of the demised premises during the term of this lease. In the event that Tenant shall fail to apply for and/or maintain any and all of such licenses and/or permits. Owner may, but shall not be obligated to, apply therefor, and if Owner receives such licenses and/or permits, Tenant agrees to pay to Owner, as additional rent, a sum equal to the license and/or permit fees paid by Owner for such licenses and/or permits.

         54. It is hereby agreed and understood that any and all reasonable attorney's fees and/or legal expenses incurred by the Owner in any successful proceedings instituted by reason of the Tenant's default of any of the terms or conditions of this lease shall be deemed to be additional rent and such attorney's fees and/or legal expenses shall be recovered from the Tenant.

         55. The statement in this lease of the nature of the business to be conducted by Tenant shall not be deemed to constitute a representation or guaranty by Owner that such use is lawful or permissible in the demised premises under the certificate of occupancy for the building.

         56. Supplementing the provisions of Article 11 and in modification thereof:

         A. Owner may withhold its consent to an assignment or sublet of the demised premises in its sole and absolute discretion.

         B. If Tenant shall desire to assign this lease or to sublet all or a portion of the demised premises, Tenant shall submit to Owner a written request for Owner's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (1) the name and address of the proposed assignee or subtenant; (ii) a description identifying the space to be sublet and Tenant's improvements included therein; (iii) the terms and conditions of the proposed assignment or subletting; (iv) the nature and character of the business of the proposed assignee or subtenant and of its proposed use of the demised premises; and (v) current financial information and any other information Owner may reasonably request with respect to the proposed assignee or subtenant. Owner may then, by notice to such effect given to Tenant within thirty (30) days after receipt of Tenant's request for consent and of such further information as Owner may reasonably request, elect to terminate this lease, only if all or substantially all of the demised premises are to be assigned or sublet. The termination of this lease shall be set forth in the notice and shall take place on a date not earlier than one (1) day before the effective date of the proposed assignment or subletting or later than thirty-one
(31) days after said effective date. Tenant shall then vacate or surrender the demised premises on or before the termination date and the term of this lease shall end on the termination date as if that were the expiration date.

         C. Tenant shall not, without Owner's prior written consent, list or otherwise publicly advertise the demised premises or any part thereof for assignment or subletting at a rental rate less than the rate of fixed rent and additional rent then payable hereunder for such space

         D. If Owner consents in a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease

                                  RIDER PAGE 9
shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Owner in each instance. No subletting shall end later than one day before the expiration date of this lease.

         E. Any subletting approved hereunder is subject to the express condition, and by accepting a sublease hereunder each subtenant shall be conclusively deemed to have agreed, that if this lease should be terminated prior to the expiration date or if Owner shall succeeded to Tenant's estate in the demised premises, then at Owner's election the subtenant shall attorn and recognize Owner as the subtenant's landlord under the sublease and the subtenant shall promptly execute and deliver any instruction Owner may reasonably request to evidence such attornment.

         F. Tenant shall furnish Owner with a counterpart (which may be a confirmed or reproduced copy) of each sublease or assignment made hereunder within ten (10) days after the date of its execution. Tenant shall remain fully liable for the performance of all of Tenant's obligations hereunder notwithstanding any subletting provided for herein, and without limiting the generality of the foregoing, shall remain fully responsible and liable to Owner for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease and any such violation shall be deemed to be a violation by Tenant. Tenant shall pay Owner on demand any expense which Owner may reasonably be required to incur in acting upon any request for consent to assignment or subletting pursuant to this Article.

         G. Notwithstanding any assignment and assumption by the assignee of the obligations of Tenant hereunder, Tenant herein named shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder, and, without limiting the generality of the foregoing, shall remain fully and directly responsible and liable to Owner for all acts and omissions on the part of any assignee subsequent to it in violation of any of the obligations of this lease.

         H. Notwithstanding anything to the contrary hereinabove set forth, no assignment of this lease shall be binding upon Owner unless the assignee shall execute and deliver to Owner an agreement, in recordable form, whereby such assignee agrees unconditionally to be personally bound by and to perform all of the obligations of Tenant hereunder and further expressly agrees that notwithstanding such assignment the provisions of this Article shall continue to be binding upon such assignee with respect to all future assignments and transfers. A failure or refusal of such assignee to execute or deliver such an agreement in recordable form shall not release the assignee from its liability for the obligations of Tenant hereunder assumed by acceptance of the assignment of this lease.

         1. For the purpose of this lease, any sale, transfer, or assignment of a majority of the direct or indirect equity interests of Tenant (whether stock or partnership or membership interests), or sale or other transfer of substantially all of its assets, shall be deemed an assignment.

         2. Notwithstanding anything to the contrary set forth, Tenant may not assign or sublet all or any portion of the demised premises to any tenant or subtenant in the

                                  RIDER PAGE 10
building of which the demised premises form a part or to any third party who has been shown space or inquired about space in the building of which the demised premises form a part within the six (6) month period immediately preceding the written request for consent as set forth in part B above.

         K. If Owner shall consent to any assignment or subletting and Tenant shall (i) in the case of an assignment of this lease, receive any consideration from its assignee in connection therewith, Tenant shall pay over to Owner as additional rent hereunder, fifty (50%) percent of such consideration or (ii) in the case of a sublet of all or any portion of the demised premises for rents which for any period shall exceed the rents payable for the subleased space under this lease for the same period, or receive any consideration over and above such rents then payable, Tenant shall pay Owner as additional rent hereunder fifty (50%) percent of any "net profits" (as hereinafter defined) that Tenant may derive from such subletting. "Net profit" shall consist of such excess rent and/or such other consideration received by Tenant for such subletting.

         I. Without limiting any of the foregoing provisions of this Article, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign or otherwise transfer this lease (whether in whole or in part in disregard of the restrictions contained in Article 11, Article 56 and/or Article
16), Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of cash security with Owner in an amount equal to the sum of one (1) year's fixed rent then reserved hereunder plus an amount equal to all additional rent payable by Tenant pursuant to this lease of the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Owner, without interest, for the balance of the term as a security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this lease, such consideration after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Tenant's personal property in the demised premises, shall be and become the sole exclusive property of Owner and shall be paid over to Owner directly by such assignee or transferee. Any such assignee or transferee may only use the demised premises as executive offices for an assignee or transferee whose main business is be same as Tenant's and such occupancy may not increase the number of individuals occupying the demised premises at the time a petition for bankruptcy (or reorganization) is filed by or against Tenant. In addition, adequate assurance shall mean that any such assignee or transferee of this lease shall have a net worth (exclusive of good will) equal to at least fifteen (15) times the aggregate of the annual fixed rent reserved hereunder plus all additional rent for the proceeding calendar year as aforesaid. Such assignee or transferee shall expressly assume this lease by an agreement in recordable form.

         57. Anything elsewhere in this lease to the contrary notwithstanding if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations,


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

additional sprinkler hands or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense promptly make such sprinkler system installments, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non structural in nature. Tenant shall pay to Owner as additional rent the sum of One Hundred Twenty Five and 13/100($125.13)DOLLARS on the first day of each month during the term of this lease, as Tenant's portion of the contract price for the sprinkler supervisory service.

         58. Intentionally omitted.

         59. Intentionally omitted.

         60. Because of requirements of Local Law 5 regarding certain fire safety regulations, it is necessary that Owner know at all times the appropriate number of persons within the demised premises after normal business hours (i.e. after 6:00 p.m. on weekdays and on weekends and holidays). Accordingly, within thirty (30) days after the date hereof, Tenant shall submit to Owner its best estimate of the number of Tenant's employees, agents, visitors and other persons which Tenant expects to occupy the demised premises at any time after normal business hours. Prior to 5:00 p.m. of each weekday or prior to 5:00 p.m. on the day preceding a weekend or holiday, Tenant shall inform the building manager's office whenever Tenant knows, or has reason to believe, that the number of its employees, agents, visitors and other persons occupying the demised premises after normal working or business hours that evening or the next day(s), as the case may be, will exceed this estimate. Tenant also shall keep reasonable records which indicate the number of persons entering and leaving the demised premises after normal business hours, and shall provide copies of such records to Owner at Owner's request

         61. Tenant shall not cause or permit any Hazardous Materials (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, the demised premises or the building, except for such Hazardous Materials (such as cleaning and photocopying fluids) that are customarily used in the operation of offices, provided that such Hazardous Materials are used in compliance with all laws and or requirements of public authorities. This term "Hazardous Materials" shall mean any flammable, explosive, or radioactive, or hazardous wastes, hazardous and toxic substances, or related materials, asbestos, or any material containing asbestos, or any other such substance or material, as defined by any federal, state, or local environmental law, ordinance rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach by Tenant of the provisions of the Article 61, Owner shall in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the demised premises or the building in the manner prescribed for such removal by all requirements of law. The provisions of this Article 61 shall survive the expiration or sooner termination of this law. The provisions of this Article 61 shall survive the expiration or sooner termination of this lease.


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



         62. With reference to Article 34 and Tenant's security deposit, it is understood and agreed that the security deposit shall not be held by Owner as a trust fund and Tenant shall not be entitled to any interest on the security deposit.

         63. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by or against Tenant on any action, proceeding or counterclaim brought by or against Tenant on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, and Tenant's use or occupancy of the demised premises, including without limitation, any claim or injury or damage, and any emergency and other statutory remedy with respect thereto.

         65. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Owner to recover possession of the demised premises, unless the failure by Tenant to interpose such counterclaim in any such action or proceeding would provide Tenant from asserting the subject matter of such counterclaim in a separate action or proceeding with any other action which may have been or will be brought in any other court by Tenant.

         66. Intentionally omitted.

         67. Tenant represents, warrants and covenants that neither Tenant nor any or its partners, members or shareholders (i) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to Executive Order No 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order") and all applicable provisions of Title III of the USA PATRIOT ACT (Public Law No. 107-56 (October 26, 2001)), (ii) is listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is listed on any list of qualification, of "Designated Nationals" as defined in the Cuban Assets Control Regulations 31 C.F.K. Part 515; (v) is listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. ss.ss. 1701-06; the unrepealed provision of the Iraqi Sanctions Act, Public L. No. 101-513; the United Nations Participation Act, 22 U.S.C. ss.2349 aa-9; The Cuban Democracy Act, 22 U.S.C. ss.ss. 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. ss.ss. 2332d and 233; and The Foreign Narcotic Kingpin Designation Act., Publ. L. No. 106-201, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (vi) is engaged in activities prohibited in the Orders; or (vii) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. ss.ss.5311 et. seq.).

                                RIDER PAGE 13

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         68. If Tenant is in arrears in the payment of rent or additional rent,
Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Owner may apply any payments made by Tenant to any items Owner sees fit.

         69. Supplementing Article 18 of this lease;

         a. In case of any default, re-entry, expiration and /or dispossess by summary proceedings or otherwise as provided in Article 17 of this lease, Tenant (and all other occupants) shall vacate and surrender to Owner the demised premises in accordance with this lease. b. Owner may recover from Tenant, and Tenant shall pay Owner on demand, in lieu of any further deficiency pursuant to subsection (c) of Article 18 hereof, as and for liquidated damages, an amount equal to the difference between the rent and additional rent received hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises (including the additional rent) for the same period (conclusively presuming the additional rent for each your thereof to be the same as was payable for the year immediately preceding the default, re-entry, expiration and/or dispossession). In the computation of such damages the difference between any installment of rent and additional rent becoming due hereunder and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted at the rate of four percent (4%) per annum. If the demised premises or any part thereof be relet by Owner for the unexpired term of this lease, thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part of the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Owner to prove for and obtain as liquidated damages on amount equal to the maximum allowed by any statute or rule of law in effect of the time when, and governing the proceedings on which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above. c. Nothing contained in this lease shall be considered to limit or preclude the recovery by Owner from Tenant of the maximum amount allowed to be obtained as damages or otherwise at law or in equity.

         70. A All legal actions relating to this lease shall be adjudicated in the state courts of the State of New York, or the federal courts, in either case having jurisdiction in the county in which the building is located. Tenant irrevocably consents to the personal and subject matter jurisdiction of those courts in any legal action relating to this lease. This consent to jurisdiction is self operative and no further instrument or legal action, other than service of process in any manner permitted by law or this Section, is necessary in order to confer jurisdiction upon the person of Tenant and the subject matter in question in any such court.

         B. Tenant irrevocably waives and shall not assert, by way of motion as a defense or otherwise (1) any objection to any such court being the venue of any legal action relating to this lease, (ii) any claim that any legal action relating to this lease brought in any such court has been brought in an inconvenient forum or (iii) any claim that Tenant is not personality subject to the jurisdiction of that court.

                                RIDER PAGE 14

         C. Service in any legal action relating to this lease may be made upon Tenant by delivery of the summons and complaint, or the petition and notice of petition, by certified or registered mail, return receipt requested, sent to Tenant at the demised premises or the last known business address of Tenant.

         71. Notwithstanding anything in this lease to the contrary, Owner's and Tenant's obligations under the lease are subject to the early termination, not later than October 31, 2005, of the existing lease for the demised premises pursuant to a lease surrender and termination agreement between Owner and the current tenant of the demised premises in form and substance satisfactory to Owner. If for any reason said existing lese is not terminated on or prior to said date, this lease shall be automatically null and void and no further force and effect.

                           [SIGNATURE PAGE TO FOLLOW]


















                                  RIDER PAGE 15

         WITNESS FOR OWNER:                          386 PAS PARTNERS, LLC

                                                     BY: 386 PASS, LLC.
                                                         ITS SOLE MANAGER


                                                     BY: 386 PAS MONDAY, LLC,
                                                         ITS SOLE MANAGER

         /S/ CHUAN WANG                              BY: /S/ ANTHONY WESTREICH
         -------------------------                       -----------------------
              CHUAN WANG                                 ANTHONY WESTREICH


         WITNESS FOR TENANT:                         SOBE LIFE, LLC

         /S/ CHUAN WANG                              BY: /S/ MICHAEL JACOBSON
         -------------------------                       -----------------------
         CHUAN                                       Name: Michael Jacobson
         Notary Public, State of New York            Title: President
         No. 01WA6002716
         Qualified in Suffolk County
         Commission Expires Feb. 17, 2006